Exhibit 3.2

Effective: ~~October 16~~December 5, ~~2013~~2017

Amended and Restated Bylaws

Of

Waters Corporation

ARTICLE I

Stockholders

SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

SECTION 2. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors, the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of stockholders holding together at least fifty percent (50%) of the number of shares of stock outstanding and entitled to vote at such meeting. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors of the officer calling the meeting may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

SECTION 3. Notice of Meetings. Except as otherwise provided in these Bylaws or by law, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at his address as it appears on the records of the Corporation. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

SECTION 4. Quorum. At any meeting of the stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these Bylaws, in which case the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for the purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation or by these Bylaws.

SECTION 5. Adjourned Meetings. Whether or not a quorum shall be present in person or represented at any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

SECTION 6. Organization. The Chairman of the Board or, in his absence, the President shall call all meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chairman of the Board and the President, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman.

The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, for the ten (10) days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

SECTION 7. Voting. Except as otherwise provided in the Certificate of Incorporation or by these Bylaws, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation, Directors shall be elected as specified in Article II, Section 1(B) of these Bylaws and, whenever any corporate action, other than the election of Directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.

Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

SECTION 8. Inspectors. When required by law or directed by the presiding officer or upon the demand of any stockholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by two (2) or more Inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.

SECTION 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 10. Advance Notice Provisions for Election of Directors. Only persons who are nominated in accordance with the ~~following~~ procedures set forth in this Section 10 or Article I, Section 13 shall be eligible for election as ~~directors~~Directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing ~~directors~~Directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 10.

In addition to any other applicable requirements, for a nomination to be made by a stockholder such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing ~~directors~~Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposed to nominate for election as a ~~director~~Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and a written representation of each proposed nominee stating that, if elected, he or she intends to serve as a ~~director if elected~~Director for the entire term for which such nominee is standing for election.

No person shall be eligible for election as a ~~director~~Director of the Corporation unless nominated in accordance with the procedures set forth in ~~the~~this Section 10 or Article I, Section 13. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 11. Advance Notice Provisions for Business to be Transacted at Annual Meeting. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination or stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 11.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11, provided, however that, once business had been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

SECTION 12. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the Chairman of the meeting.

SECTION 13. Proxy Access for Director Nominations.

(a) Proxy Access. Whenever the Board solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Section 13, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board, including through a committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board by any stockholder or group of no more than twenty (20) stockholders (provided that a group of funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder) that satisfies the requirements of this Section 13 (the “Eligible Stockholder”), and who expressly elects at the time of providing a notice that names the Stockholder Nominee and otherwise satisfies the requirements of this Section 13 (the “Notice of Proxy Access Nomination”) to have the Stockholder Nominee included in the Corporation’s proxy materials (including the proxy card) pursuant to this Section 13. For purposes of this Section 13, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the Exchange Act, and, if the Eligible Stockholder so elects, a written statement, not to exceed 500 words and which may include a chart, graph or other image, in support of the Stockholder Nominee(s)’ candidacy (the “Statement”), provided that any words appearing in such chart, graph or other image shall be counted in calculating the 500-word limit. An Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) may submit one Statement for each of its Stockholder Nominees. Notwithstanding anything to the contrary contained in this Section 13, the Corporation may (A) omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation, and (B) solicit against any Stockholder Nominee or include in the Corporation’s proxy statement its own statement or other information relating to any Eligible Stockholder or Stockholder Nominee.

(b) Timeliness of Notice. To nominate a Stockholder Nominee, the Eligible Stockholder must timely submit to the Secretary of the Corporation at the principal executive offices of the Corporation the Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary of the Corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Corporation issued its proxy statement for the previous year’s annual meeting of stockholders, or, if the date of the annual meeting of stockholders is more than thirty (30) days earlier or more than sixty (60) days later than the anniversary date of the most recent annual meeting of stockholders, then not later than the close of business on the 10th day after public announcement of the meeting date. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination.

(c) Maximum Number of Stockholder Nominees.

(i) Maximum Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (A) two (2) or (B) twenty percent (20%) of the number of Directors (rounded down to the nearest whole number) in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 13 (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting, and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of Directors in office as so reduced.

(ii) Persons Considered in Calculation of Maximum Number of Stockholder Nominees. The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 13 has been reached: (A) any Stockholder Nominee whom the Board decides to nominate as a Board nominee, (B) any Stockholder Nominee who is subsequently withdrawn and (C) any Director who had been a Stockholder Nominee at any of the preceding two annual meetings and whose reelection at the upcoming annual meeting is being recommended by the Board.

(iii) Ranking Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 13 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 13 exceeds the maximum number of nominees provided for in this Section 13, the highest ranking Stockholder Nominee who meets the requirements of this Section 13 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, proceeding in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. For the purpose of the foregoing, in the event that the Notice of Proxy Access Nomination of two or more Eligible Stockholders disclose the ownership of an identical number of shares of common stock, such Eligible Stockholders’ Stockholder Nominees will be selected in the order (earliest date to latest date) that the Notice of Proxy Access Nomination was received by the Corporation from each such Eligible Stockholder. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 13 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(iv) Exclusion of Stockholder Nominees. Notwithstanding anything to the contrary contained in this Section 13, if the Secretary of the Corporation receives notice pursuant to the fourth paragraph of Article I, Section 10 of these Bylaws that a stockholder intends to nominate for election at a meeting such number of nominees that, together with the Stockholder Nominees otherwise eligible to be included in the Corporation’s proxy materials pursuant to this Section 13, is greater than or equal to 50% of the total number of Directors to be elected at such meeting, the maximum number of Stockholder Nominees eligible to be included in the Corporation’s proxy materials with respect to such meeting shall be reduced in whole-number increments, subject to a minimum of zero, until the total number of Directors to be elected at such meeting pursuant to Article I, Section 10 of these Bylaws and this Section 13 shall be less than 50% of the total number of Directors to be elected at such meeting. If the Secretary of the Corporation receives notice pursuant to the fourth paragraph of Article I, Section 10 of Article I of these Bylaws that a stockholder intends to nominate for election at such meeting a number of nominees that is greater than or equal to 50% of the total number of Directors to be elected at such meeting, no Stockholder Nominees will be included in the Corporation’s proxy materials with respect to such meeting pursuant to this Section 13.

(d) Ownership. For purposes of this Section 13, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares. The number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder (or any of its affiliates) in any transaction that has not been settled or closed, (B) borrowed by such stockholder (or any of its affiliates) for any purposes or purchased by such stockholder (or any of its affiliates) pursuant to an agreement to resell or (C) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of common stock of the Corporation or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s (or its affiliates’) rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares and/or (2) offsetting to any degree any gain or loss arising from the full economic interest in such shares by such stockholder (or affiliate). An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which (x) the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five (5) business days’ notice, and recalls such loaned shares not more than five (5) business days after being notified that any of its Stockholder Nominee(s) will be included in the Corporation’s proxy materials or (y) the Eligible Stockholder has delegated any voting power with respect to such shares by means of proxy, power of attorney, or other instrument or arrangement, provided that such proxy, power of attorney or other instrument or arrangement is revocable at any time by the Eligible Stockholder, and the Eligible Stockholder revokes such proxy, power of attorney or other instrument or arrangement not more than five (5) business days after being notified that any of its Stockholder Nominee(s) will be included in the Corporation’s proxy materials. Whether outstanding shares of common stock of the Corporation are “owned” for these purposes will be determined by the Board. For purposes of this Section 13, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations promulgated under the Exchange Act.

(e) Required Ownership Percentage; Minimum Holding Period. In order to make a nomination pursuant to this Section 13, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation in accordance with this Section 13 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 13, the “Required Ownership Percentage” is three percent (3%) or more, based on the number of shares of the Corporation’s common stock outstanding as of the most recently reported date set forth in the Corporation’s most recent filing with the Securities and Exchange Commission containing such information, and the “Minimum Holding Period” is three (3) years.

(f) Information to be Provided.

(i) Information to be Provided by Eligible Stockholder. The Notice of Proxy Access Nomination must include: (A) in form and substance reasonably satisfactory to the Corporation, one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered or mailed to the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and immediate notice if the Eligible Stockholder ceases to own the Required Shares prior to the date of the applicable annual meeting of stockholders; (B) documentation in form and substance reasonably satisfactory to the Corporation demonstrating that any group of funds being counted as one stockholder in meeting the definition of Eligible Stockholder are entitled to be treated as one stockholder for purposes of this Section 13, (C) a copy of the Schedule 14N (or any successor form) that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act (or any successor provisions); (D) the information, representations, and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to the fourth paragraph of Article I, Section 10of these Bylaws; (E) in the case of a nomination by a group of stockholders, that together is an Eligible Stockholder, the designation by all group members of one member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination; (F) representations and agreements in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (2) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (3) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 13, (4) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (5) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and (6) will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (G) an undertaking in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (2) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers, or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 13.

(ii) Information to be Provided by Stockholder Nominee. The Notice of Proxy Access Nomination must include a written representation and agreement from the Stockholder Nominee in form and substance reasonably satisfactory to the Corporation that such person (A) consents to being named in the proxy statement as a nominee and, if elected, intends to serve as a Director for the entire term for which such person is standing for election, (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director that has not been disclosed therein, (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with applicable law, all applicable rules of the U.S. exchanges upon which the common stock of the Corporation is listed, and all of the Corporation’s publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, (E) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (F) will irrevocably resign, with such resignation to become automatically effective upon determination by the Board (excluding for this purpose the Stockholder Nominee) that (1) such Stockholder Nominee or the applicable Eligible Stockholder has breached or has failed to comply with any of its or their obligations under this Section 13 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 13), (2) any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 13) was not, when provided, true and correct in all material respects or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or (3) the requirements of this Section 13 had not otherwise been met by the Eligible Stockholder or the Stockholder Nominee.

(iii) Additional Information. At the request of the Corporation, each Stockholder Nominee for election as a Director of the Corporation must promptly, but in any event within five (5) business days after such request, submit all completed and signed questionnaires required of Directors and officers to the Secretary of the Corporation. The Corporation may request such additional information, or such of the foregoing information in a form provided by the Secretary upon written request, as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 13.

(g) Notice of Defect. In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect, it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies available to the Corporation relating to any such defect.

(h) Exclusions. The Corporation shall not be required to include in its proxy materials for any meeting of stockholders, pursuant to this Section 13, a Stockholder Nominee (i) for which the Secretary of the Corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board pursuant to the advance notice requirements for stockholder nominees for Director set forth in the fourth paragraph of Article I, Section 10 of these Bylaws, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (iii) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board in determining and disclosing independence of the Corporation’s Directors, in each case as determined by the Board, (iv) who does not qualify as a “non-employee director” under Rule 16b-3 of the Exchange Act or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (v) whose election as a member of the Board would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, (vi) who is an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (viii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was not true or correct in any material respect or that omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board or any committee thereof, or (x) if such Stockholder Nominee or the applicable Eligible Stockholder has breached or has failed to comply with any of its or their obligations under this Section 13 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 13) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 13) was not, when provided, true or correct or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section 13 have not otherwise been met.

(i) Invalidity. Notwithstanding anything to the contrary set forth herein, the Board or the chairperson of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) becomes ineligible or unavailable for election at the annual meeting, as determined by the Board or the chairperson of the meeting, (ii) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached or failed to comply with any of its or their obligations under this Section 13 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 13) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 13) was not, when provided, true or correct or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section 13 have not otherwise been met, as determined by the Board or the chairperson of the meeting, or (iii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 13. In addition, the Corporation will not be required to include in its proxy materials any successor or replacement Stockholder Nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.

(j) Group Membership. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 13.

(k) Restrictions on Successive Nominations. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 13 for the next two annual meetings. For the avoidance of doubt, this Section 13(k) shall not prevent any stockholder from nominating any person to the Board pursuant to and in accordance with the fourth paragraph of Article I, Section 10 of these Bylaws.

ARTICLE II

Board of Directors

SECTION 1.

(a) Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of not less than five (5) nor more than eleven (11) Directors, the exact number of which shall be fixed from time to time by the affirmative vote of a majority of the Board of Directors, who need not be stockholders of the Corporation.

The Directors shall, except as hereinafter otherwise provide for filling vacancies, be elected at the annual meeting of stockholders, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal. The number of Directors may be altered from time to time by amendment of these Bylaws.

(b) Procedure for Stockholder Election of Directors; Required Vote. At any meeting of the stockholders for the election of ~~directors~~Directors at which a quorum is present, each ~~director~~Director shall be elected by the affirmative vote of a majority of the votes cast with respect to the ~~director~~Director, provided that if the number of nominees exceeds the number of ~~directors~~Directors to be elected, ~~directors~~Directors shall be elected by the affirmative vote of a plurality of the votes cast. For purposes of this Section 1(b), votes cast shall include votes for, against or to withhold authority for a ~~director~~Director. An abstention or broker non-vote shall not count as a vote cast with respect to a ~~director~~Director. If an incumbent ~~director~~Director fails to be reelected by a majority vote when such a vote is required and offers to resign, and if that resignation is not accepted by the Board of Directors, such ~~director~~Director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a ~~director’s~~Director’s resignation is accepted by the Board of Directors or if a nominee for ~~director~~Director is not elected and the nominee is not an incumbent ~~director~~Director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article II, Section 2 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Article II, Section 1(a) of these Bylaws.

SECTION 2. Removal, Vacancies and Additional Directors. The stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without cause, any Director and fill the vacancy; provided that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy or newly created directorship shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

SECTION 3. Place of Meeting. The Board of Directors may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

SECTION 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five (5) days before the first meeting held in pursuance thereof.

SECTION 5. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board, the President or by any two of the Directors then in office.

Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least two (2) days before the meeting or by causing the same to be delivered personally or transmitted by telegraph facsimile, telex or sent by certified, registered or overnight mail at least one day before the meeting to each Director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these Bylaws may be transacted at any special meeting, and an amendment of these Bylaws may be acted upon if the notice of the meeting shall have stated that the amendment of these Bylaws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these Bylaws.

SECTION 6. Quorum. Subject to the provisions of Section 2 of this Article II, a majority of the members of the Board of Directors in office (but in no case less than one-third of the total number of Directors nor less than two Directors) shall constitute a quorum for the transaction of business and the vote of the majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

SECTION 7. Organization. The Chairman of the Board or, in his absence, the President shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board and the President, a Chairman shall be elected from the Directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the Directors; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

SECTION 8. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one of more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by resolution passed by a majority of the whole Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these Bylaws; and unless such resolution, these Bylaws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 9. Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, the members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 10. Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

ARTICLE III

Officers

SECTION 1. Officers. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 7 of this Article III. The Chairman of the Board, the President, one or more Vice Presidents, the Secretary and the Treasurer shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any number of offices may be held by the same person.

All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

Any vacancy caused by the death of any officer, his resignation, his removal, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

SECTION 2. Powers and duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors.

SECTION 3. Powers and Duties of the President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of all its operations and shall perform all duties incident to the office of President. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors.

SECTION 4. Powers and Duties of the Vice President. Each Vice President shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors or the President.

SECTION 5. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation; he shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors or the President shall authorize and direct; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or the President shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business hours; and he shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors or the President.

SECTION 6. Powers and Duties of the Treasurer. The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into his hands; he may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositories as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made to the Corporation; he shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by him and whenever required by the Board of Directors or the President shall render statements of such accounts; he shall, at all reasonable times, exhibit his books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and he shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors or the President.

SECTION 7. Additional Officers. The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including a Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors or the President.

The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

SECTION 8. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board shall require.

SECTION 9. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meetings shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

SECTION 10. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

ARTICLE IV

Stock — Seal — Fiscal Year

SECTION 1. Certificates For Shares of Stock. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed.

In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

SECTION 2. Lost, Stolen or Destroyed Certificates. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he shall file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement thereof. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

SECTION 3. Transfer of Shares. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in the preceding section; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

SECTION 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

SECTION 7. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors, the Chairman of the Board or the President.

SECTION 8. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

ARTICLE V

Miscellaneous Provisions

SECTION 1. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes or other obligation or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depositary by the Treasurer, or otherwise as the Board of Directors may from time to time, by resolution, determine.

SECTION 2. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

SECTION 3. Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 4. Offices Outside of Delaware. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors, the Chairman of the Board or the President.

SECTION 5. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provisions of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VI

Amendments

These Bylaws and any amendment thereof may be altered, amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board, provided in the case of any special meeting at which all of the members of the Board are not present, that the notice of such meeting shall have stated that the amendment of these Bylaws was one of the purposes of the meeting; but these Bylaws and any amendment thereof, including the Bylaws adopted by the Board of Directors, may be altered, amended or repealed and other Bylaws may be adopted by the holders of a majority of the total outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

ARTICLE VII

Indemnification of Officers and Directors

SECTION 1. General. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as Director.

ARTICLE VIII

Offices

SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

SECTION 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE IX

Exclusive Jurisdiction for Certain Actions

SECTION 1. Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any ~~director~~Director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these Bylaws of the Corporation, (d) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws of the Corporation or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein; provided that if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX of these Bylaws. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Adopted on December 6, 1991

Amended and Restated on August 16, 1994

Amended and Restated effective November 21, 1995

Amended and Restated effective December 13, 2006

Amended and Restated effective May 11, 2010

Amended and Restated effective October 16, 2013

Amended and Restated effective December 5, 2017